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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Spantel Communciations, Inc. of our report dated April 1, 2002 relating to the consolidated financial statements of Spantel Communications, Inc. and subsidiaries, which report appears in the Annual Report on Form 10-KSB for the year ended December 31, 2001.


                                                     /s/ SPICER, JEFFRIES & CO.

Denver, Colorado
July 19, 2002